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Exhibit 2.2

               AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER

         This AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 8, 1999, by and among E-Sync Networks, Inc., a Delaware corporation ("Parent"), BLT Acquisition Corp., a New York corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), Braincraft Learning Technologies, Inc., a New York corporation (the "Company"), Dan Stechow ("Stechow") and Kevin Marth ("Marth" and together with Stechow, the "Stockholders"). The Parent, the Purchaser, the Company and the Stockholders are collectively referred to as the "Parties" and each as a "Party."

         WHEREAS, the Parties are parties to an Agreement and Plan of Merger dated as of September 27, 1999 (the "Original Agreement"); and

         WHEREAS, the Parties desire to amend such agreement to (i) modify the form of consideration given to the Stockholders in the Merger such that the Stockholders receive increased Cash Consideration in lieu of the Note Consideration, (ii) modify the formula used for the calculation of the Exchange Ratio used for determining the number of Parent Shares into which the Reformed Options are exercisable, and (iii) provide for a revised Exhibit L (the form of Registration Rights Agreement), which revised form will reflect the addition of certain parties to such Exhibit, among other things, each on the terms and conditions stated herein and in the Original Agreement; and

         WHEREAS, the Parties desire to consent to certain actions of the Company prohibited by the terms of the Original Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

                  1. Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to such terms in the Original Agreement.

                  2. Section 1.2(a).

                          (a) Section 1.2(a) of the Original Agreement is hereby
amended by deleting such section in its entirety and replacing it with the following:

                          "(a) At the Effective Time, by virtue of the Merger
                  and without any action on the part of the holder thereof, each share of issued and outstanding Common Stock, $.01 par value per share, of the Company (the "Shares") shall cease to be outstanding and shall be converted into the right to receive, for each Share, an amount in cash equal to $0.25 (the "Cash Consideration"), and that number of shares of Common Stock, $.01 par value per share, of Parent (the "Parent Shares") determined in accordance with Section 1.2(d) (the "Share Consideration"), to be paid in accordance with Section 1.3 and subject to the conditions stated herein. Notwithstanding the use of the term "Note Consideration" herein, the Parties acknowledge and agree that no promissory notes of the Surviving

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                  Corporation will be issued in connection with the Merger."

                           (b) Section 1.2(b) of the Original Agreement is
hereby amended by deleting such section in its entirety and replacing it with the following:

                           "(b) The aggregate Cash Consideration to be paid to
                  all stockholders, shall be two hundred fifty thousand ($250,000) dollars and is herein referred to as the "Aggregate Cash Consideration."

                           (c) Section 1.2(c) of the Original Agreement is
hereby amended by deleting the first sentence of such section in its entirety and replacing it with the following:

                  "The aggregate Note Consideration to be paid to all stockholders shall be zero ($0) dollars and is herein referred to as the "Aggregate Note Consideration." The Note Consideration shall be issued in the form of Promissory Notes of the Parent in the form attached hereto as Exhibit B (collectively, the "Notes").

                  3. Section 1.3(f). Section 1.3(f) of the Original Agreement is hereby amended by deleting the last sentence of the first paragraph of such
Section in its entirety and replacing it with the following sentence:

                  "The "Exchange Ratio" means the result of dividing the number of Parent Shares representing the Aggregate Share Consideration by 1,000,000."

                  4. Section 6.2(j). Section 6.2(j) of the Original Agreement is hereby amended by deleting clause (ii) of the first sentence of such Section and replacing it with the following:

                  "(ii) a certificate, in substantially the form of Exhibit I hereto (the "Payroll Tax Certificate"), signed by the Company and each Stockholder, certifying to the amount of federal, state and local payroll taxes (inclusive of any penalties and interest then due) due and owing as of the Closing Date and all Liabilities, if any, related to the exclusion of J. Robinson, an employee of the Company, from the Company's ordinary payroll practices (the "Overdue Payroll Tax Amount");"

                  5. Exhibit L. Exhibit L to the Original Agreement is hereby amended and restated in its entirety as Exhibit L hereto.

                  6. Section 9.12. Section 9.12 is hereby amended to change the cross reference stated therein by replacing the words "Section 5.9" with the words "Section 5.8."

                  7. Consent. The Parties hereby consent to the following actions by the Company for all purposes stated in the Original Agreement, including with respect to the covenants of the Company set forth in Article V of the Original Agreement:

                  (a) the payment by the Company of up to $29,000 to the parties referred to in the Settlement Agreement in furtherance of the settlement of the matters stated therein;


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                  (b)      the termination of Kevin Hendrickson and the payment
                           of up to $24,000 to Mr. Hendrickson in connection therewith; and

                  (c)      the payment of any Overdue Payroll Tax Amount.

                  8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Connecticut without giving effect to any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

                  9. Effective Date. In accordance with the terms of the Original Agreement, this Agreement will become effective upon execution by all Parties.

                  10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                    * * * * *



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment
No. 1 to the Agreement and Plan of Merger effective as of the day and year first above written.

                                      E-SYNC NETWORKS, INC.



                                      By:   /s/ Frank J. Connolly, Jr.
                                          ----------------------------------
                                      Name:  Frank J. Connolly, Jr.
                                      Title: Chief Financial Officer


                                      BLT ACQUISITION CORP.



                                      By:   /s/ Frank J. Connolly, Jr.
                                          ----------------------------------
                                      Name:  Frank J. Connolly, Jr.
                                      Title: President


                                      BRAINCRAFT LEARNING TECHNOLOGIES, INC.



                                      By:   /s/ Kevin Marth
                                          ----------------------------------
                                      Name:  Kevin Marth
                                      Title: Vice President/COO



                                        /s/ Dan Stechow
                                      -------------------------------------
                                      Dan Stechow


                                        /s/ Kevin Marth
                                      -------------------------------------
                                      Kevin Marth





                      [Signature Page to Amendment No. 1]